SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2006
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-00368	41-0462685

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 26, 2006, Otter Tail Corporation (the “Company”) entered into a $150 million Credit Agreement (the “Credit Agreement”) with Lenders named therein, U.S. Bank National Association, as Agent and Lead Arranger; JP Morgan Chase Bank, N.A. as Syndication Agent; Wells Fargo Bank, National Association, as Documentation Agent; Bank Hapoalim B.M.; Harris Nesbitt Financing, Inc.; Keybank National Association; Union Bank of California, National Association; Bank of America, National Association and Bank of the West, a California banking corporation. The Credit Agreement creates an unsecured revolving credit facility that the Company can draw upon to support the Company’s nonelectric operations. The Credit Agreement expires on April 26, 2009. Borrowings under the line of credit bear interest at LIBOR plus 0.4%, subject to adjustment based on the ratings of the Company’s senior unsecured debt. The Credit Agreement replaces the $100 million unsecured credit facility that expired on April 26, 2006 between the Company and U.S. Bank National Association, Wells Fargo Bank, National Association, JP Morgan Chase Bank, and Bank Hapoalim B.M.
     The Credit Agreement, which is filed as Exhibit 4.1 to this Form 8-K, contains terms that are substantially the same as those under the expired $100 million unsecured credit facility. Specifically, the Company must have a debt-to-total capitalization ratio not in excess of 60% and an interest and dividend coverage ratio of at least 1.5 to 1. The Company’s obligations under the Credit Agreement are guaranteed by a 100%-owned subsidiary of the Company that owns substantially all of our nonelectric companies. The Credit Agreement does not include provision for the termination of the agreement or the acceleration of repayment of amounts outstanding due to changes in the Company’s credit ratings. The Credit Agreement allows for an increase in aggregate Commitments to $200 million, by either increasing the Commitment of an existing Bank(s) or obtaining a Commitment from a new financial institution, with the consent of the Agent.
Item 2.02 Results of Operations and Financial Condition
     On May 1, 2006 Otter Tail Corporation issued a press release concerning consolidated financial results for the first quarter of 2006, a copy of which is furnished herewith as Exhibit 99.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     As described under Item 1.01 of this Form 8-K, on April 26, 2006, the Company entered into a $150 million Credit Agreement. As of April 26, 2006, $55 million was borrowed under the Credit Agreement.

Item 9.01 Financial Statement and Exhibits
     (c) Exhibits
4.1	Credit Agreement, dated as of April 26, 2006, among the Company, the Lenders named therein, U. S. Bank National Association, as Agent and Lead Arranger; JP Morgan Chase Bank, N.A., as Syndication Agent; Wells Fargo Bank, National Association, as Documentation Agent; Bank Hapoalim B.M., Harris Nesbitt Financing, Inc.; Keybank National Association; Union Bank of California, National Association; Bank of America, National Association and Bank of the West, a California banking corporation.

99.1	Press Release issued May 1, 2006
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: May 2, 2006	By /s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit
4.1	Credit Agreement, dated as of April 26, 2006, among the Company, the Lenders named therein, U. S. Bank National Association, as Agent and Lead Arranger; JP Morgan Chase Bank, N.A., as Syndication Agent; Wells Fargo Bank, National Association, as Documentation Agent; Bank Hapoalim B.M., Harris Nesbitt Financing, Inc.; Keybank National Association; Union Bank of California, National Association; Bank of America, National Association and Bank of the West, a California banking corporation.

99.1	Press release, dated May 1, 2006

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